Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-236106) and on Form S-8 (Nos. 333-237513, 333-231511, 333-216932, 333-216929, 333-210489, and 333-205864) of OpGen, Inc. of our report dated June 15, 2020 relating to the financial statements of the Curetis business of Curetis N.V., which appears in this Current Report on Form 8-K.

Munich, Germany

June 15, 2020

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Dietmar Eglauer	/s/ ppa. Andreas Schuster
Wirtschaftsprüfer (German Public Auditor)	Wirtschaftsprüfer (German Public Auditor)